UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 18, 2006 (August 17, 2006)

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000
Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)
Commission File Number: 0-019020
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On August 17, 2006, the Board of Directors (the “Board”) of PetroQuest Energy, Inc. (the “Company”), based upon recommendation of the Compensation Committee of the Board (the “Committee”), approved an Annual Cash Bonus Plan (the “Bonus Plan”), which will be administered by the Committee. The Committee will designate and categorize participating employees of the Company into tiers prior to or within ninety days of the beginning of a Bonus Plan year, which designations and categorizations shall continue in effect for subsequent Bonus Plan years unless revised by the Committee. In addition, the Committee shall review the award criteria and determine the amounts of the awards for each employee on an annual basis, which award criteria shall continue in effect for subsequent Bonus Plan years unless revised by the Committee. Employees are eligible for an award if the Committee determines that the Company has satisfied the necessary criteria set forth in the Bonus Plan. The initial amounts of the awards by tier and criteria for the awards are set forth in the Bonus Plan and may be changed at the discretion of the Committee for a given Bonus Plan year.
     The Bonus Plan includes eight tiers, which range from Tier 1 for the Chief Executive Officer to Tier 8 for executive assistants and administrative support staff. Criteria for the determination of the awards include the performance of the Company’s common stock, drilling success rates and growth in earnings per share. Employees may be eligible to receive an award in excess of their target bonus amount if, in the discretion of the Committee, the Company exceeds the performance criteria set forth in the Bonus Plan. Any awards granted under the Plan shall be in the sole discretion of the Committee.
     Awards may not be assigned or transferred except in the event of the death of a participating employee. In the event of a Change of Control (as defined in the Bonus Plan), participating employees shall receive their target bonus amount pro rated for the Bonus Plan year; provided, however, that the Board may determine, if it is deemed to be in the best interests of the Company, that an event which would otherwise constitute a change of control is not a Change of Control for purposes of awards under the Bonus Plan. Any awards granted under the Plan shall be in the sole discretion of the Committee. The Committee has the discretion not to make awards in a given year, regardless of the Company’s performance, if the financial condition of the Company does not warrant such awards. The foregoing description of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, which is incorporated herein by reference and is attached hereto as Exhibit 10.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	PetroQuest Energy, Inc. Annual Cash Bonus Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 17, 2006

PETROQUEST ENERGY, INC.
/s/ Daniel G. Fournerat
Daniel G. Fournerat,
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	PetroQuest Energy, Inc. Annual Cash Bonus Plan.